BNP RESIDENTIAL PROPERTIES, INC.                                 Exhibit 99.1
301 South College Street - Suite 3850
Charlotte, North Carolina 28202

Contact: Philip S. Payne
         Chairman
         Tel:  (704) 944-0100
         Fax:  (704) 944-2039

                                  PRESS RELEASE
                              FOR IMMEDIATE RELEASE


                   BNP RESIDENTIAL PROPERTIES, INC. ANNOUNCES
                OPERATING RESULTS FOR THE SECOND QUARTER OF 2005


Charlotte, North Carolina
August 4, 2005

BNP Residential Properties, Inc. (AMEX: BNP) today announced operating results for the quarter ended June 30, 2005.

Overview: BNP Residential Properties, Inc. is a real estate investment trust focused on owning and operating apartment communities. The Company currently owns and operates 33 apartment communities containing a total of 8,384 units, including 3 communities for which we are general partner of the entity that owns the property. In addition to the apartment properties, the Company owns 40 properties that are leased on a triple net basis to a restaurant operator. The Company currently operates in the states of North Carolina, South Carolina and Virginia.

BNP Residential Properties, Inc. is structured as an UPREIT, or umbrella partnership real estate investment trust. The Company is the sole general partner and owns a controlling interest in BNP Residential Properties Limited Partnership, the operating partnership. All of the Company's operations are conducted through the operating partnership.

Operating Results:

                          See Tabular Information Below

Results of Operations

Results of operations for the second quarter and first six months of 2005, compared to the same periods in 2004, reflect significant growth in our company. We have acquired ten new apartment properties since May 2004, and the second quarter of 2005 includes operations of five new apartment properties we acquired since March 2005. In addition, two additional apartment properties are included in our consolidated financial statements beginning January 2005.

Funds From Operations: Funds from operations of the operating partnership for the second quarter of 2005 increased by 50.7% to $4.0 million from $2.6 million in the second quarter of 2004. FFO per share was $0.34 per share compared to $0.29 per share in 2004. For the first six months of 2005, funds from operations for the operating partnership increased by 36.7% to $7.3 million from $5.3 million in 2004. On a per share basis, FFO for the first six months of 2005 was $0.65 compared to $0.62. (See also "Non-GAAP Information" below)

Funds Available for Distribution: Funds available for distribution for the second quarter of 2005 totaled $3.4 million, an increase of 61.0% compared to 2004. For the first six months of 2005, funds available for distribution was $6.3 million, an increase of 37.8% over the same period in 2004. (See also "Non-GAAP Information" below)

Net Income/Loss: Net loss for the second quarter of 2005 was $406,000 compared to net income of $217,000 for the second quarter of 2004. Through the first six months of 2005, net loss was $6.4 million compared to net income of $590,000 in 2004. On a diluted basis, net loss attributed to common shareholders was a $0.06 loss per common share for the second quarter of 2005 compared to a $0.01 loss per common share in the second quarter of 2004. On a diluted basis, net loss attributed to common shareholders was a $0.75 loss per common share for the first six months of 2005 compared to net income of $0.01 per common share through the first six months in 2004.

Revenues: Total revenues in the second quarter of 2005 were $18.5 million, an increase of 56.0% compared to 2004. Apartment related income (apartment rental income plus income from apartment management and investment activities) accounted for 94.8% of total revenue in the second quarter of 2005 compared to 91.9% in 2004. Restaurant rental income was 5.2% of total revenue in the second quarter of 2005 as compared to 8.1% in 2004. For the first six months of 2005, total revenue was $33.9 million, an increase of 46.8% compared to 2004.

Apartments: Apartment rental income in the second quarter of 2005 was $17.5 million, an increase of 65.5% compared to 2004. This increase was primarily attributable to the acquisition of ten apartment communities in 2004 and 2005 and the inclusion of two additional apartment communities in our consolidated financial statements effective January 2005. In addition, we saw increases in rental income at our apartment communities. For the second quarter of 2005, average economic occupancy for all apartments was 95.5% and average monthly revenue per occupied unit was $732. For the first six months of 2005, average economic occupancy for all apartments was 94.9% and average monthly revenue per occupied unit was $739.

On a same units basis, apartment revenue increased by 2.4% in the second quarter of 2005, reflecting improved apartment rental revenue. On a same units basis, average economic occupancy was 95.2% for the second quarter of 2005 compared to 95.1% in 2004. Average monthly revenue per occupied unit for the same units was $750 in the second quarter of 2005 compared to $732 in 2004. For the first six months, average economic occupancy was 94.9% compared to 95.0% in 2004. Average monthly revenue per occupied unit for the first six months was $747 in 2005 compared to $730 in 2004.

On a same units basis, apartment NOI (apartment rental income less apartment operations expense) for the second quarter of 2005 increased by 7.2% compared to the second quarter of 2004. For the first six months of 2005, same units NOI increased by 4.8% compared to the first six months of 2004.

Restaurants: Restaurant rental income in the second quarters of both 2005 and 2004 was $1.0 million, which is the minimum rent due from the lessee. For the first six months, restaurant rental income remained flat at $1.9 million. Same store sales at our restaurant properties decreased by 6.6% in the second quarter and by 5.0% for the first six months of 2005 compared to the same periods in 2004.

Other Income: Management fee income for the second quarter of 2005 decreased to $11,000 from $208,000 in 2004. For the first six months, management fee income decreased to $127,000 from $405,000 in 2004. This decrease is attributable to the elimination of management fees for two properties whose operations are now consolidated, along with our acquisitions of previously managed properties during 2004 and 2005.

Expenses: Total expenses, including non-cash charges for depreciation and amortization, were $19.1 million in the second quarter of 2005, an increase of 63.9% compared to 2004. Expenses for the first six months were $41.8 million, an increase of 86.0% compared to 2004. This increase is primarily attributable to growth in the size of our apartment operations, along with $7.6 million in charges for deficit distributions to a minority partner in a consolidated limited partnership (which had no economic effect or cost to us). We discuss this charge and its impact on our financial reporting in more detail in our Current Reports on Form 10-Q filed with the SEC.

Apartment operations expense (the direct costs of on-site operations) was $6.9 million in the second quarter of 2005, an increase of 56.2% compared to 2004. Apartment operations expense was $12.3 million for the first six months of 2005, an increase of 49.0% over 2004. This increase is primarily attributable to the addition of ten apartment communities during 2004 and 2005. Apartment operations expense represented 39.1% of related apartment rental income for the second quarter and 38.9% for the first six months of 2005 as compared to 41.5% and 40.0% respectively, in 2004. On a same units basis, apartment operations expense decreased by 4.2% for the second quarter and 1.8% for the first six months of 2005 compared to 2004.

Apartment administrative expense (the costs associated with oversight, accounting and support of the company's apartment management activities for both owned and third party properties) was $738,000 in the second quarter of 2005 compared to $614,000 in 2004. For the first six months, apartment administrative expense was $1.4 million in 2005 compared to $1.0 million in 2004. Corporate administration expense was $637,000 in the second quarter of 2005 compared to $561,000 in 2004. For the first six months, corporate administration expense was $1.5 million in 2005 compared to $1.2 million in 2004.

Operating expenses for restaurant properties are insignificant because the restaurant properties' triple-net lease arrangement requires the lessee to pay virtually all of the expenses associated with the restaurant properties.

Non-cash charges for depreciation, amortization and write-offs of unamortized loan costs totaled $4.3 million in the second quarter of 2005, an increase of 59.1% compared to 2004. For the first six months, these non-cash charges totaled $8.1 million in 2005, an increase of 50.9% compared to 2004. This increase reflects the acquisition of ten properties during 2004 and 2005, along with write-offs of unamortized loan costs in conjunction with refinance of existing notes payable.

Interest expense was $5.7 million in the second quarter of 2005, an increase of 72.0% compared to 2004. Interest expense (including $0.5 million in prepayment penalties paid by Marina Shores) totaled $10.8 million in the first six months of 2005, an increase of 64.7% compared to the first six months of 2004.

Dividend: On July 21, 2005, the Board of Directors declared a regular quarterly dividend in the amount of $0.25 per share to be paid on August 15, 2005, to shareholders of record on August 1, 2005. The Board of Directors also declared a preferred quarterly dividend in the amount of $0.275 per share to be paid on August 15, 2005 to the preferred shareholder of record on August 1, 2005.

Outlook:

With good FFO growth and FFO comparisons we were pleased with the results for the second quarter.

Our focus during the second quarter was on increasing same unit apartment revenue, which we were able to do with modest success. We entered the quarter with high occupancy at our apartment properties and knew that any increase in revenue would have to come as a result of an increase in rental rates, not occupancy. During the quarter, continued strength in single-family home sales, fueled in large part by low home mortgage rates, made it difficult to increase rents as fast as we would have liked. Despite this, however, we were able to increase same unit apartment rental revenue by 2.4%, all as the result of increases in rental rates.

We continue to be optimistic about the outlook for our properties, our markets and the Company. We believe we will continue to see a slow strengthening in demand for the type of apartment property we operate and that we are well positioned to take advantage of this trend.

Conference Call: Management will hold a conference call to discuss these earnings on Monday, August 8, 2005 at 2:00 p.m. Eastern Time. This call will be webcast by Shareholder.com and can be accessed through BNP's website at www.bnp-residential.com. Institutional investors may dial 1-800-406-5356 to access the call.

Non-GAAP Information: Funds from operations is frequently referred to as "FFO." FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as "net income (computed in accordance with generally accepted accounting principles), excluding gains (losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures." Our calculation of FFO is consistent with FFO as defined by NAREIT. Because we hold all of our assets in and conduct all of our operations through the operating partnership, we measure FFO at the operating partnership level (i.e., before minority interest in the operating partnership).

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation from - or "adds it back" to - GAAP net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance.

Funds available for distribution is frequently referred to as "FAD." We define FAD as FFO plus non-cash expense for amortization and write-off of unamortized loan costs, plus (less) gains (losses) from sales of property, less recurring capital expenditures. We believe that, together with net income and cash flows, FAD provides investors with an additional measure to evaluate the ability of the Operating Partnership to incur and service debt, to fund acquisitions and other capital expenditures, as well as to fund distributions to shareholders and minority unitholders.

Funds from operations and funds available for distribution do not represent net income or cash flows from operations as defined by generally accepted accounting principles. You should not consider FFO or FAD to be alternatives to net income as reliable measures of the company's operating performance; nor should you consider FFO or FAD to be alternatives to cash flows from operations as measures of liquidity.

Funds from operations and funds available for distribution do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization, capital improvements and distributions to shareholders. FFO and FAD do not represent cash flows from operating, investing or financing activities as defined by generally accepted accounting principles. Further, FFO and FAD as disclosed by other REITs might not be comparable to our calculation of FFO or FAD.

Additional Information: More information may be obtained by calling our corporate offices at (704) 944-0100 or on our web site at www.bnp-residential.com. Information requests may be e-mailed to the investor relations department at investor.relations@bnp-residential.com.

Forward Looking Statement Disclosure: This press release includes forward-looking statements concerning the company's operations, economic performance and financial condition, including, in particular, forward-looking statements regarding future operations and performance. Such statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors identified in our annual report on Form 10-K for the year ending December 31, 2004.

BNP Residential Properties, Inc.
-------------------------------------------------------------------------------
Consolidated Statements of Operations and Financial Results - Unaudited
(all amounts in thousands except per share amounts)

                                                                  3 months ended June 30          6 months ended June 30
                                                                  2005             2004            2005            2004
                                                               -----------------------------    ----------------------------
Revenues
Apartment rental income                                           $ 17,508         $ 10,579        $ 31,600        $ 20,632
Restaurant rental income                                               957              957           1,915           1,915
Management fee income                                                   11              208             127             405
Interest and other income                                               26              113             251             136
                                                               ------------     ------------    ------------    ------------
                                                                    18,502           11,858          33,892          23,089

Expenses
Apartment operations                                                 6,853            4,388          12,296           8,250
Apartment and corporate administration                               1,375            1,175           2,934           2,267
Interest                                                             5,728            3,330          10,818           6,570
Depreciation                                                         4,157            2,690           7,678           5,230
Amortization of deferred loan costs                                    117               68             224             156
Write-off of unamortized loan costs at debt refinance                   63                -             223               -
Deficit distributions to minority partners                             800                -           7,621               -
                                                               ------------     ------------    ------------    ------------
                                                                    19,093           11,650          41,794          22,472
                                                               ------------     ------------    ------------    ------------
(Loss) income before minority interest                                (591)             208          (7,902)            616
Loss (income) attributed to minority interests -
  - Consolidated limited partnerships                                   14                -              76               -
  - Operating partnership                                              171                9           1,463             (27)
                                                               ------------     ------------    ------------    ------------
Net (loss) income                                                     (406)             217          (6,363)            590
Less cumulative preferred dividend                                    (250)            (250)           (500)           (500)
                                                               ------------     ------------    ------------    ------------
(Loss) income attributed to common shareholders                   $   (656)        $    (33)       $ (6,863)       $     90
                                                               ============     ============    ============    ============

(Loss) income before minority interest                            $   (591)        $    208        $ (7,902)       $    616
Less cumulative preferred dividend                                    (250)            (250)           (500)           (500)
Add amortization of in-place lease intangible                           74                -              74               -
Add depreciation                                                     4,157            2,690           7,678           5,230
Add deficit distributions to minority partners                         800                -           7,621               -
Less minority interest in FFO of consolidated
   limited partnerships (add if FFO is negative)                      (200)               -             338               -
                                                               ------------     ------------    ------------    ------------
Funds from operations                                             $  3,990         $  2,648        $  7,310        $  5,346
                                                               ============     ============    ============    ============

Net cash provided by operating activities                         $  4,371         $  2,325        $  7,048        $  5,723
Less recurring capital expenditures                                   (844)            (626)         (1,302)           (901)
Less cumulative preferred dividend                                    (250)            (250)           (500)           (500)
Add (less) change in operating assets and liabilities, net             204              614             794             174
Less equity in loss of unconsolidated
   limited partnership (add if income)                                  (0)               -              (0)              -
Add amortization of deferred interest defeasance                        46               26              77             105
Add (less) minority interest in reconciling items arising
   from consolidated limited partnerships                             (162)               -             221               -
                                                               ------------     ------------    ------------    ------------
Funds available for distribution                                  $  3,364         $  2,089        $  6,338        $  4,600
                                                               ============     ============    ============    ============

Earnings per common share - basic:
  Net (loss) income                                               $  (0.04)        $   0.03        $  (0.70)       $   0.09
  (Loss) income attributed to common shareholders                    (0.06)           (0.01)          (0.75)           0.01

Earnings per common share - diluted:
  Net (loss) income                                                  (0.04)            0.02           (0.70)           0.07
  (Loss) income attributed to common shareholders                    (0.06)           (0.01)          (0.75)           0.01
   Funds from operations                                              0.34             0.29            0.65            0.62

Consolidated Statements of Operations and Financial Results (unaudited) - continued
(all amounts in thousands except per share amounts)


                                                                  3 months ended June 30           6 months ended June 30
                                                                  2005             2004            2005            2004
                                                               -----------------------------    ----------------------------
 Weighted average shares and units outstanding:
    Preferred B shares and units                                       909              909             909             909
    Common shares                                                    9,239            7,119           9,111           6,763
    Operating partnership minority units                             2,408            1,850           2,141           1,846


 We calculated basic and diluted per common share amounts using the following:

Numerators:
For basic per common share amounts -
   Net (loss) income                                                $ (406)           $ 217        $ (6,363)          $ 590
   Less cumulative preferred dividend                                 (250)            (250)           (500)           (500)
                                                               ------------     ------------    ------------    ------------
   (Loss) income attributed to common shareholders - basic          $ (656)           $ (33)       $ (6,863)          $  90
                                                               ============     ============    ============    ============

For diluted per common share amounts -
   Net (loss) income                                                $ (406)           $ 217        $ (6,363)          $ 590
   Adjust for loss (income) attributed to
     minority interest in operating partnership                       na(1)              (9)           na(1)             27
                                                               ------------     ------------    ------------    ------------
                                                                      (406)             208          (6,363)            616
   Less cumulative preferred dividend                                 (250)            (250)           (500)           (500)
                                                               ------------     ------------    ------------    ------------
   (Loss) income attributed to common shareholders - diluted        $ (656)           $ (42)       $ (6,863)          $ 116
                                                               ============     ============    ============    ============

Denominators:
 For basic per common share income amounts -
    Weighted average common shares outstanding                       9,239            7,119           9,111           6,763
 Effect of potentially dilutive securities:
    Operating partnership minority units                              na(1)           1,850            na(1)          1,846
    Dilutive stock options                                               -               24               -              19
                                                               ------------     ------------    ------------    ------------
 For diluted per share income amounts -
    Adjusted weighted average common shares
      and assumed conversions                                        9,239            8,994           9,111           8,628
                                                               ============     ============    ============    ============

 For funds from operations per share:
    Weighted average common shares outstanding                       9,239            7,119           9,111           6,763
    Operating partnership minority units                             2,408            1,850           2,141           1,846
    Dilutive stock options                                               -               24               -              19
                                                               ------------     ------------    ------------    ------------
    Weighted average operating partnership
       common units and assumed conversions                         11,647            8,994          11,252           8,628
                                                               ============     ============    ============    ============

(1) Operating partnership units are anti-dilutive at June 30, 2005 - excluded from calculation of diluted per share amounts for net income and income available to common shareholders. FFO is calculated at the operating partnership level; this calculation includes operating partnership minority units.

BNP Residential Properties, Inc.
-------------------------------------------------------------------------------
Supplemental Consolidating Summary Balance Sheets - Unaudited
(all amounts in thousands)


                                                          June 30                                       December 31
                                                            2005                                            2004
                                                        ---------------------------------------------  ---------------
                                                                               Consol       Owned          (Owned
                                                           Consol     Elim       LPs      Properties     Properties)
                                                        ---------------------------------------------  ---------------
 Assets
 Real estate investments at cost:                         $ 565,047  $     -   $ 46,716    $ 518,331        $ 426,525
 Less accumulated depreciation                              (80,120)       -     (6,711)     (73,408)         (66,454)
                                                        ---------------------------------------------  ---------------
                                                            484,927        -     40,004      444,923          360,071
 Cash and cash equivalents                                    2,533        -        696        1,837              517
 Prepaid expenses and other assets                            8,209   (3,949)     1,141       11,018            4,516
 Intangible assets                                            1,251        -          -        1,251            1,115
 Deferred financing costs, net                                2,329        -        599        1,730            1,545
                                                        ---------------------------------------------  ---------------
 Total assets                                             $ 499,250  $(3,949)  $ 42,439    $ 460,760        $ 367,764
                                                        =============================================  ===============

 Liabilities and Shareholders' Equity
 Deed of trust and other notes payable                    $ 410,480  $(1,914)  $ 47,625    $ 364,769        $ 286,425
 Accounts payable and accrued expenses                        3,700      (73)       280        3,493              897
 Accrued interest on notes payable                            1,721        -        190        1,531            1,264
 Consideration due for acquisitions                           1,000        -          -        1,000                -
 Deferred revenue and security deposits                       2,089        -        133        1,956            1,787
                                                        ---------------------------------------------  ---------------
                                                            418,989   (1,987)    48,228      372,748          290,373
 Minority interests -
 - Consolidated limited partnerships                            274        -        274            -                -
 - Operating partnership                                     19,637        -          -       19,637           14,394
 Shareholders' equity                                        60,350   (1,962)    (6,062)      68,375           62,997
                                                        ---------------------------------------------  ---------------
Total liabilities and shareholders' equity                $ 499,250  $(3,949)  $ 42,439    $ 460,760        $ 367,764
                                                        =============================================  ===============

BNP Residential Properties, Inc.
-------------------------------------------------------------------------------
Supplemental Consolidating Summary Statements of Operations - Unaudited
(all amounts in thousands)



 Three months ended June 30 -                               2005                                            2004
                                                        ---------------------------------------------  ---------------
                                                                               Consol       Owned          (Owned
                                                           Consol     Elim       LPs      Properties     Properties)
                                                       ---------------------------------------------  ---------------
 Revenues
 Apartment rental income                                   $ 17,508      $ -    $ 1,830     $ 15,678         $ 10,579
 Restaurant rental income                                       957        -          -          957              957
 Management fee income                                           11      (92)         -          103              208
 Interest and other income                                       26      (44)        11           59              113
                                                        ---------------------------------------------  ---------------
                                                             18,502     (136)     1,841       16,798           11,858

 Expenses
 Apartment operations                                         6,853      (92)       745        6,200            4,388
 Apartment  and corporate administration                      1,375        -          -        1,375            1,175
 Interest                                                     5,728      (44)       637        5,135            3,330
 Depreciation                                                 4,157        -        197        3,960            2,690
 Amortization of deferred loan costs                            117        -         17          100               68
 Write-off of unamortized loan costs at debt refinance           63        -          -           63                -
 Deficit distributions to minority partners                     800        -        800            -                -
                                                        ---------------------------------------------  ---------------
                                                             19,093     (136)     2,396       16,833           11,650
                                                        ---------------------------------------------  ---------------
 Income (loss) before minority interest                        (591)     $ -    $  (555)    $    (35)             208
                                                                    =================================
 Loss (income) attributed to minority interests -
  - Consolidated LPs                                             14                                                 -
  - Operating partnership                                       171                                                 9
                                                        ------------                                   ---------------
 Net income (loss)                                             (406)                                              217
 Less cumulative preferred dividend                            (250)                                             (250)
                                                        ------------                                   ---------------
 Income (loss) attributed to common shareholders             $ (656)                                         $    (33)
                                                        ============                                   ===============

 Calculation of FFO:
 Income (loss) before minority interest                      $ (591)     $ -    $  (555)    $    (35)        $    208
 Cumulative preferred dividend                                 (250)       -          -         (250)            (250)
 Amortization of in-place lease intangible                       74        -          -           74                -
 Depreciation                                                 4,157        -        197        3,960            2,690
 Deficit distributions                                          800        -        800            -                -
                                                         ---------------------------------------------  ---------------
                                                              4,190      $ -    $   442     $  3,748            2,648
                                                                    =================================
 Minority interest in consolidated LPs                         (200)                                                -
                                                        ------------                                   ---------------
 FFO - Operating partnership                                $ 3,990                                          $  2,648
                                                        ============                                   ===============

BNP Residential Properties, Inc.
-------------------------------------------------------------------------------
Supplemental Consolidating Summary Statements of Operations - Unaudited
(all amounts in thousands)


 Six months ended June 30 -                                 2005                                            2004
                                                        ---------------------------------------------  ---------------
                                                                               Consol       Owned          (Owned
                                                           Consol     Elim       LPs      Properties     Properties)
                                                        ---------------------------------------------  ---------------
 Revenues
 Apartment rental income                                   $ 31,600      $ -    $ 3,013     $ 28,586         $ 20,632
 Restaurant rental income                                     1,915        -          -        1,915            1,915
 Management fee income                                          127     (151)         -          277              405
 Interest and other income                                      251      (56)         5          302              136
                                                        ---------------------------------------------  ---------------
                                                             33,892     (207)     3,018       31,081           23,089
 Expenses
 Apartment operations                                        12,296     (151)     1,217       11,230            8,250
 Apartment  and corporate administration                      2,934        -          -        2,934            2,267
 Interest                                                    10,818      (56)     1,548        9,326            6,570
 Depreciation                                                 7,678        -        543        7,135            5,230
 Amortization of deferred loan costs                            224        -         29          196              156
 Write-off of unamortized loan costs at debt refinance          223        -        160           63                -
 Deficit distributions to minority partners                   7,621        -      7,621            -                -
                                                        ---------------------------------------------  ---------------
                                                             41,794     (207)    11,119       30,882           22,472
                                                        ---------------------------------------------  ---------------
 Income (loss) before minority interest                      (7,902)     $ -    $(8,100)    $    199              616
                                                                    =================================
 Loss (income) attributed to minority interests -
  - Consolidated LPs                                             76                                                 -
  - Operating partnership                                     1,463                                               (27)
                                                        ------------                                   ---------------
 Net income (loss)                                           (6,363)                                              590
 Less cumulative preferred dividend                            (500)                                             (500)
                                                        ------------                                   ---------------
 Income (loss) attributed to common shareholders           $ (6,863)                                         $     90
                                                        ============                                   ===============

 Calculation of FFO:
 Income (loss) before minority interest                    $ (7,902)     $ -    $(8,100)    $    199         $    616
 Cumulative preferred dividend                                 (500)       -          -         (500)            (500)
 Amortization of in-place lease intangible                       74        -          -           74                -
 Depreciation                                                 7,678        -        543        7,135            5,230
 Deficit distributions                                        7,621        -      7,621            -                -
                                                        ---------------------------------------------  ---------------
                                                              6,971      $ -    $    64     $  6,907            5,346
                                                                    =================================
 Minority interest in consolidated LPs                          338                                                 -
                                                        ------------                                   ---------------
 FFO - Operating partnership                                $ 7,310                                          $  5,346
                                                        ============                                   ===============





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